SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

EXOBOX TECHNOLOGIES CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51689	88-0456274
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

5780 Avenida Robledal
Pensacola, Florida	32504
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (850) 384-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On November 16, 2010 the board voted to form a wholly owned subsidiary, SUEZ TECHNOLOGY CORP in the State of Florida. The board voted to enter into a buy/sell agreement to transfer its interest in all its patents and technology to the wholly owned subsidiary of the company in return for 100% of the stock in the subsidiary. On November 16, 2010, the company executed an agreement for the sell of its patents and technology to SUEZ TECHNOLOGY CORP in exchange for 100% of the stock in the wholly owned subsidiary.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On November 17, 2010, the company completed the contract for the sell of its patents and technology to SUEZ TECHNOLOGY CORP in exchange for 100% of the stock in the wholly owned subsidiary.

Item 5.02 Election of Directors; Appointment of Principal Officers

At a board meeting dated November 16, 2010 the Board formally approved the earlier appointments to the Board of Carl Ulepich and Eric Cavanaugh. Additionally Jacob Cukjati was re-elected Chairman of the Board and CEO of the corporation. Carl Ulepich was elected Secretary of the corporation.

New directors, Ulepich from Kansas and Cavanaugh from Kentucky, are successful businessmen and have been shareholders of Exobox Technologies Corp for years.

Item 5.03 Amendments to the Articles of Incorporation or ByLaws:

On November 16, 2010 the Board of Directors unanimous approved a change in the Corporations By-Laws by adding the following:

Article IX (Section 1)(9) was added:

Upon a unanimous vote by the Board of Directors of all Board members currently on the board that the following transactions can be authorized and executed:

(a) any merger or consolidation of the Corporation with or into a Related person;

(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as herein defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

(c) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

(d) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro-rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation of any of its subsidiaries which securities have been distributed pro-rata to all holders of capital stock of the Corporation;

(e) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 2010

EXOBOX TECHNOLOGIES CORP

By:	/s/ Carl Ulepich
Carl Ulepich
Secretary of the Board